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                                                                     Exhibit 5

September 19, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  OPINION OF COUNSEL REGISTRATION STATEMENT ON FORM S-8 OF RYDER SYSTEM, INC.

Ladies and Gentlemen:

         I have acted as counsel for Ryder System, Inc. ("the Company") in connection with its registration under the Securities Act of 1933, as amended, through the filing of a Registration Statement on Form S-8, of 50,000 shares ("the Registration Statement") of the Company's common stock, $.50 par value ("Common Stock"), to be offered to the directors of the Company under the Company's Directors Stock Plan (the "Plan") and in connection with the issuance by the company of the preferred share purchase rights attached to such shares ("the Rights").

         In preparing this opinion I have reviewed: (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation; (c) the Company's Amended and Restated Bylaws; (d) the Plan; (e) certain records of the Company's corporate proceedings as reflected in its minute and stock books; and (f) other documents, as I have deemed relevant and necessary as a basis for the opinions set forth below.

         As to matters of fact relevant to my opinion, I have relied upon oral representations of officers of the Company without further investigation. With respect to the foregoing documents, I have assumed: (i) the authenticity of all documents submitted to me as originals, the conformity with authentic original documents of all documents submitted to me as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for my review, have not been altered, amended, or repealed in any respect material to my opinion as stated herein. I have not reviewed any documents other than the documents listed above for the purpose of rendering this opinion as expressed herein, and I assumed that there exists no other document that bears upon or is inconsistent with this opinion as expressed herein. I have conducted no independent factual investigation of my own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which I assume to be true, complete and accurate in all material respects.

         My opinion is limited to matters of law arising under the laws of the State of Florida and federal law of the United States of America, insofar as such laws apply, and I express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities, other federal laws or the rules and regulations of stock exchanges or any other regulatory body, other than specified above.

         Based upon and subject to the foregoing, and any other qualifications stated herein, I am of the opinion that the Shares, when and to the extent issued and paid pursuant to the provisions of the Plan and the Rights issued in connection with such Shares, will be validly issued, fully paid, and non-assessable

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to the use of my name in the Registration Statement, provided, that in giving such consent I do not admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities Exchange Commission thereunder. Except as provided for hereinabove, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Carlos J. Abarca